UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	July 14, 2011	(July 14, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2011, Metro Bancorp, Inc. (“Metro”) and its wholly-owned subsidiary, Metro Bank, announced the appointment of Adam L. Metz, age 39, as Senior Vice President and Chief Lending Officer.

Mr. Metz joined Metro in 2004 as a Middle Market Lending Manager. Since that time, he has also served as a Regional Vice President and most recently as Senior Vice President/Harrisburg Area Market Manager with responsibility for loan and deposit business development for 17 stores in the Bank's Harrisburg market.  He is currently a Board member of the Harrisburg Regional Chamber of Commerce and has served on several local charitable Boards and fund raising committees.  Prior to joining Metro, Mr. Metz was both a Business Banking and a Corporate Lending Relationship Manager over a nine year period with M&T Bank in the Harrisburg Region.

Item 9.01. Financial Statements and Exhibits
Exhibits
99.1     Press Release, dated July 14, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
-----------------------------------------------
(Registrant)

Date: July 14, 2011

/s/ Mark A. Zody
-----------------------------------------------
Mark A. Zody
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Metro Bancorp, Inc. dated July 14, 2011